Exhibit 99.1

Lifetime Brands, Inc. Reports Third Quarter Financial Results

Company Reports Record Third Quarter Net Sales and EBITDA

Growth from Acquisitions and International Expansion Offsets Modest Weakness in North America

GARDEN CITY, NY, —November 6, 2014—Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, today reported its financial results for the third quarter ended September 30, 2014.

Third Quarter Financial Highlights:

•	Consolidated net sales were $162.2 million, as compared to consolidated net sales of $142.2 million for the corresponding period in 2013. Consolidated net sales included $20.7 million of net sales from Kitchen Craft and other acquisitions that were completed in 2014.

•	Gross margin was $57.9 million, or 35.7%, as compared to $51.3 million, or 36.1%, for the corresponding period in 2013.

•	Income from operations before Intangible asset impairment and Restructuring expenses was $11.8 million in both the 2014 and 2013 periods.

•	Income from operations was $8.4 million, as compared to $11.7 million, for the corresponding period in 2013.

•	Net income (loss) was $(1.6 million), or $(0.12) per diluted share, as compared to net income of $1.1 million, or $0.08 per diluted share, in the corresponding period in 2013.

•	Adjusted net income was $5.7 million, or $0.41 per diluted share, as compared to $6.1 million, or $0.47 per diluted share, in the corresponding period in 2013.

•	Consolidated EBITDA was $16.5 million, as compared to $15.1 million for the corresponding 2013 period.

•	Equity in losses, net of taxes, was $5.2 million, including a charge of $5.2 million, net of tax, for the reduction in the fair value of the Company’s investment in GS Internacional S/A, as compared to $5.5 million, including a charge of $5.0 million, net of tax, for the reduction in the fair value of the Company’s investment in Grupo Vasconia SAB, in the corresponding 2013 period.

Nine Months Financial Highlights:

•	Consolidated net sales were $396.0 million, as compared to net sales of $337.9 million for the corresponding period in 2013. Consolidated net sales in the nine months ended September 30, 2014 included $53.9 million of net sales from Kitchen Craft and other acquisitions that were completed in 2014.

•	Gross margin was $143.1 million, or 36.1%, as compared to $123.9 million, or 36.7%, for the corresponding period in 2013.

•	Income from operations before Intangible asset impairment and Restructuring expenses was $6.6 million, as compared to $12.0 million in the 2013 period.

•	Income from operations was $3.1 million, as compared to $11.6 million, for the corresponding period in 2013.

•	Net income (loss) was $(7.7 million), or $(0.57) per diluted share, as compared to net income (loss) of $(0.1 million), or $(0.01) per diluted share, in the 2013 period.

•	Adjusted net income was $0.9 million, or $0.06 per diluted share, as compared to $4.4 million, or $0.34 per diluted share, in the 2013 period.

•	Consolidated EBITDA was $21.6 million, as compared to $22.5 million for the corresponding 2013 period.

•	Equity in losses, net of taxes was $5.4 million, including a charge of $5.2 million, net of tax, for the reduction in the fair value of the Company’s investment in GS Internacional S/A, in the nine months ended September 30, 2014 as compared to $5.1 million, including a charge of $5.0 million, net of tax, for the reduction in the fair value of the Company’s investment in Grupo Vasconia SAB, in the corresponding 2013 period.

Jeffrey Siegel, Lifetime’s Chairman and Chief Executive Officer, commented,

“Despite a continuation of the tough retail environment, Lifetime delivered record sales of $162.2 million and record EBITDA of $16.5 million, largely due to the success of our acquisition strategy and international expansion.

“Net sales for the quarter ended September 30, 2014 increased by $20.0 million, or 14.1%, to a record $162.2 million. The increase includes $20.7 million in net sales attributable to businesses that we acquired in 2014.

“Wholesale net sales in the U.S. decreased 3.7% organically, primarily due to a decrease in sales of kitchenware products to warehouse clubs. This decrease was partially offset by sales attributable to Built, which we acquired in 2014, and by organic increases in sales of tableware and other products.

“Outside the U.S., wholesale net sales increased by $22.8 million, primarily due to the inclusion of Kitchen Craft and La Cafetière, which were acquired in 2014, and to higher sales at Creative Tops and sales to Walmart stores in China. Gross margin increased by 440 basis points to 35.2%, driven principally by the inclusion of net sales of higher margin kitchenware products at Kitchen Craft.

“I am pleased to note that Grupo Vasconia, our Partner Company in Mexico, is overcoming the challenges it faced in 2013 and recorded improvement in both its kitchenware and commercial aluminum businesses. For the quarter, Vasconia reported income from operations of $1.7 million, as compared to a loss in the 2013 period. Equity in earnings was $0.3 million, compared to equity in losses of $5.3 million in the 2013 period.

“In Brazil, our Partner Company GS Internacional is making strides in transforming itself into a leader in the mass market and recently was appointed Category Advisor for kitchenware, cutlery & cutting boards at one of Brazil’s largest mass market retailers. While we have confidence in the ultimate success of our investment in GS, we are taking a non-cash charge of $5.2 million to reflect GS’s current operating results and current economic conditions in Brazil.

“Our home décor products category has experienced a decline in sales and profit in the recent years. We have made some progress in restructuring that business by re-branding a portion of our home décor products under the Mikasa®, and Pfaltzgraff® trade names and, more recently, through the acquisition of the Bombay® license for decorative accessories. As a result of these factors, we are taking a non-cash impairment charge of $3.4 million with respect to certain trade names that previously represented significant portions of our home décor sales.

“Reflecting the outlook for ongoing weakness in sales of certain product categories in the U.S., we are reducing our sales guidance for the year to $590 million from the $600 million that we previously had forecast.”

Dividend

On Wednesday, November 5, 2014, the Board of Directors declared a quarterly dividend of $0.0375 per share payable on February 13, 2015 to shareholders of record on January 30, 2015.

Conference Call

The Company has scheduled a conference call for Thursday, November 6, 2014 at 11:00 a.m. ET. The dial-in number for the conference call is (877) 415-3183 or (857) 244-7326 passcode #25056533. A replay of the call will also be available through Thursday, November 13, 2014 and can be accessed by dialing (888) 286-8010 or (617) 801-6888, conference ID #42073527. A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s web site, www.lifetimebrands.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance. Management uses this non-GAAP information as an indicator of business performance. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, GAAP measures of performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; changes in demand for the Company’s products; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under such well-known kitchenware brands as Farberware®, KitchenAid®, Cuisine de France®, Fred® & Friends, Guy Fieri®, Kitchen Craft®, Kizmos™, La Cafetière®, Misto®, Mossy Oak®, Pedrini®, Sabatier®, Savora™ and Vasconia®; respected tableware brands such as Mikasa®, Pfaltzgraff®, Creative Tops®, Gorham®, International® Silver, Kirk Stieff®, Sasaki®, Towle® Silversmiths, Tuttle®, Wallace®, V&A® and Royal Botanic Gardens Kew®; and home solutions brands, including Kamenstein®, Bombay®, BUILT®, Debbie Meyer® and Design for Living™. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	Lippert/Heilshorn & Assoc.
Laurence Winoker, Chief Financial Officer 516-203-3590 investor.relations@lifetimebrands.com	Harriet Fried, SVP 212-838-3777 hfried@lhai.com

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands—except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net sales	$162,244	$142,229	$395,976	$337,862
Cost of sales	104,321	90,952	252,869	213,917

Gross margin	57,923	51,277	143,107	123,945
Distribution expenses	13,262	10,564	38,068	31,489
Selling, general and administrative expenses	32,849	28,941	98,456	80,499
Intangible asset impairment	3,384	—	3,384	—
Restructuring expenses	—	79	125	367

Income from operations	8,428	11,693	3,074	11,590
Interest expense	(1,698)	(1,280)	(4,760)	(3,591)
Loss on early retirement of debt	—	—	(319)	—

Income (loss) before income taxes and equity in earnings	6,730	10,413	(2,005)	7,999
Income tax provision	(3,123)	(3,869)	(352)	(2,993)
Equity in losses, net of taxes	(5,193)	(5,451)	(5,360)	(5,113)

NET INCOME (LOSS)	$(1,586)	$1,093	$(7,717)	$(107)

Weighted-average shares outstanding—basic	13,619	12,707	13,460	12,758

BASIC INCOME (LOSS) PER COMMON SHARE	$(0.12)	$0.09	$(0.57)	$(0.01)

Weighted-average shares outstanding—diluted	13,619	13,046	13,460	12,758

DILUTED INCOME (LOSS) PER COMMON SHARE	$(0.12)	$0.08	$(0.57)	$(0.01)

Cash dividends declared per common share	$0.0375	$0.03125	$0.1125	$0.09375

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands—except share data)

(unaudited)

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,977	$4,947
Accounts receivable, less allowances of $6,983 at September 30, 2014 and $5,209 at December 31, 2013	101,765	87,217
Inventory	170,320	112,791
Prepaid expenses and other current assets	9,014	5,781
Deferred income taxes	3,938	3,940

TOTAL CURRENT ASSETS	290,014	214,676
PROPERTY AND EQUIPMENT, net	26,953	27,698
INVESTMENTS	30,893	36,948
INTANGIBLE ASSETS, net	105,640	55,149
OTHER ASSETS	3,164	2,268

TOTAL ASSETS	$456,664	$336,739

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of Credit Agreement Term Loan	$10,000	$—
Current maturity of Senior Secured Term Loan	—	3,937
Short term loan	951	—
Accounts payable	42,801	21,426
Accrued expenses	36,852	41,095
Income taxes payable	345	3,036

TOTAL CURRENT LIABILITIES	90,949	69,494
DEFERRED RENT & OTHER LONG-TERM LIABILITIES	21,826	18,644
DEFERRED INCOME TAXES	10,499	1,777
REVOLVING CREDIT FACILITY	113,062	49,231
CREDIT AGREEMENT TERM LOAN	37,500	—
SENIOR SECURED TERM LOAN	—	16,688
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $.01 par value, shares authorized: 25,000,000; shares issued and outstanding: 13,681,189 at September 30, 2014 and 12,777,407 at December 31, 2013	138	128
Paid-in capital	158,971	146,273
Retained earnings	28,956	38,224
Accumulated other comprehensive loss	(5,237)	(3,720)

TOTAL STOCKHOLDERS’ EQUITY	182,828	180,905

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$456,664	$336,739

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended September 30,
	2014	2013
OPERATING ACTIVITIES
Net loss	$(7,717)	$(107)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Provision for doubtful accounts	133	17
Depreciation and amortization	10,628	7,707
Amortization of financing costs	465	397
Deferred rent	(623)	(721)
Deferred income taxes	(212)	26
Stock compensation expense	2,133	2,131
Undistributed equity in losses, net	5,360	5,686
Intangible asset impairment	3,384	—
Loss on early retirement of debt	319	—
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	587	4,177
Inventory	(37,479)	(28,469)
Prepaid expenses, other current assets and other assets	(1,889)	(1,391)
Accounts payable, accrued expenses and other liabilities	10,985	20,266
Income taxes payable	(7,535)	(3,885)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(21,461)	5,834

INVESTING ACTIVITIES
Purchases of property and equipment	(4,410)	(2,772)
Kitchen Craft acquisition, net of cash acquired	(59,977)	—
Other acquisitions, net of cash acquired	(5,280)	—
Net proceeds from sale of property	70	7

NET CASH USED IN INVESTING ACTIVITIES	(69,597)	(2,765)

FINANCING ACTIVITIES
Proceeds from Revolving Credit Facility	206,193	155,929
Repayments of Revolving Credit Facility	(142,114)	(151,794)
Repayments of Senior Secured Term Loan	(20,625)	(3,500)
Proceeds from Credit Agreement Term Loan	50,000	—
Repayment of Credit Agreement Term Loan	(2,500)	—
Proceeds from Short Term Loan	1,168	—
Payments on Short Term Loan	(217)	—
Payment of financing costs	(1,375)	—
Payments for common stock repurchases	—	(3,229)
Proceeds from exercise of stock options	2,192	943
Cash dividends paid	(1,517)	(1,117)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	91,205	(2,768)

Effect of foreign exchange on cash	(117)	431
INCREASE IN CASH AND CASH EQUIVALENTS	30	732

Cash and cash equivalents at beginning of period	4,947	1,871

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,977	$2,603

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Consolidated EBITDA for the Four Quarters Ended September 30, 2014(1)
Three months ended September 30, 2014	$16,470
Three months ended June 30, 2014	1,494
Three months ended March 31, 2014	3,660
Three months ended December 31, 2013	21,011

Total for the four quarters	$42,635

Consolidated EBITDA for the Four Quarters Ended September 30, 2013
Three months ended September 30, 2013	$15,067
Three months ended June 30, 2013	4,321
Three months ended March 31, 2013	3,079
Three months ended December 31, 2012	17,868

Total for the four quarters	$40,335

(1)	Consolidated EBITDA for the four quarters ended September 30, 2014 excludes the effect of a pro forma acquisition adjustment of $3.0 million.

Reconciliation of GAAP to Non-GAAP Operating Results

Consolidated EBITDA:

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Net income (loss) as reported	$(1,586)	$(3,202)	$(2,929)	$9,388
Subtract out:
Undistributed equity in (earnings) losses, net	5,193	(41)	208	(332)
Add back:
Income tax provision (benefit)	3,123	(1,586)	(1,185)	6,182
Interest expense	1,698	1,672	1,390	1,256
Loss on early retirement of debt	—	—	319	102
Intangible asset impairment	3,384	—	—	—
Depreciation and amortization	3,299	3,716	3,613	2,708
Stock compensation expense	694	713	726	750
Contingent consideration accretion	665	—	—	—
Permitted acquisition related expenses	—	97	1,518	957
Restructuring expenses	—	125	—	—

Consolidated EBITDA	$16,470	$1,494	$3,660	$21,011

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Consolidated EBITDA:

	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Net income (loss) as reported	$1,093	$(568)	$(632)	$15,154
Subtract out:
Undistributed equity in (earnings) losses, net	5,452	480	(246)	(4,464)
Add back:
Income tax provision (benefit)	3,869	(477)	(399)	2,596
Interest expense	1,280	1,149	1,162	1,254
Depreciation and amortization	2,517	2,667	2,523	2,446
Stock compensation expense	738	722	671	662
Permitted acquisition related expenses	39	60	—	220
Restructuring expenses	79	288	—	—

Consolidated EBITDA	$15,067	$4,321	$3,079	$17,868

Consolidated EBITDA is a non-GAAP measure that the Company defines as net income (loss), adjusted to exclude undistributed equity in earnings (losses), income taxes, interest, losses on early retirement of debt, depreciation and amortization, stock compensation expense, intangible asset impairment, accretion of contingent consideration, acquisition related expenses and restructuring expenses, as shown in the tables above.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands—except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net loss and adjusted diluted loss per common share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income (loss) as reported	$(1,586)	$1,093	$(7,717)	$(107)
Adjustments:
Acquisition related expenses, net of tax	—	—	1,057	—
Loss on early retirement of debt, net of tax	—	—	191	—
Restructuring expenses, net of tax	—	47	75	220
Intangible asset impairment	2,030	—	2,030	—
Impairment of GS Internacional S/A	5,248	—	5,248	—
Impairment of Grupo Vasconia investment, net of tax	—	5,040	—	5,040
Grupo Vasconia recovery of value-added taxes	—	(68)	—	(740)

Adjusted net income	$5,692	$6,112	$885	$4,413

Adjusted diluted income per share	$0.41	$0.47	$0.06	$0.34

Adjusted net income in the three and nine months ended September 30, 2014 excludes acquisition related expenses, the loss on retirement of debt, restructuring expenses, intangible asset impairment and impairment of the Company’s investment in GS Internacional S/A. Adjusted net loss in the three and nine months ended September 30, 2013 excludes restructuring expenses related to the planned closure of the Fred®& Friends distribution center , impairment of the Company’s investment in Grupo Vasconia and a recovery by Grupo Vasconia of value-added taxes related to a 2004 tax position.